EXHIBIT 10.13

MASTER DATA PROCESSING AGREEMENT          04/03

This Master Data Processing Agreement is made between FIFTH THIRD PROCESSING SOLUTIONS, a division of FIFTH THIRD BANK, an Ohio banking corporation, having its principal office at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 (collectively “Vendor”) and FIRST SECURITY BANK, having its principal office at 318 Main Street, Lexington, KY 40507 (“Customer”). Vendor and Customer hereby agree as follows:

1.  DEFINITIONS

For the purposes of this Agreement, the following terms shall have the meanings set forth below: (a) “Agreement” shall mean this Master Data Processing Agreement and each addendum attached hereto or referencing this Agreement, and all documents and other materials incorporated herein by reference (b) “Addendum” or “Addenda” shall mean the addenda incorporated herein or referencing this Agreement, which describe some of the terms under which the data processing services will be provided by Vendor to Customer, and the fees to be charged therefor (c) “Services” shall mean the data processing services provided by Vendor to Customer as described in the Addenda (d) Other defined terms applicable to this Agreement and each Addendum will be contained in a “Definitions and General Services Addendum” as may be published and modified from time to time by Vendor and the parties agree that such Addendum shall be incorporated herein and made part of this Agreement. This Master Data Processing Agreement contains the general terms and conditions applicable to each Addendum. Each Addendum describes the specific Services to be provided by Vendor to Customer and supplements the Master Data Processing Agreement.

2.  SERVICES

(a) Vendor’s Obligations. Vendor will perform the Services as set forth in the Addenda. Vendor may make changes in the Services based upon, but not limited to, technological developments, legislative or regulatory changes, or the introduction of new services by Vendor. Vendor will use its reasonable best efforts to notify Customer of any such changes that will materially affect Customer at least 30 days prior to the implementation date of any such change. The parties agree that Vendor shall be the exclusive provider of the Services described in each Addendum to this Agreement.

3.  TERM
The term of this Agreement shall commence March 1, 2004, and shall continue thereafter in accordance with the respective Addenda, unless earlier terminated in accordance with this Agreement or any Addendum. Notwithstanding any Addendum, Vendor may, at any time prior to a renewal period, refuse to extend the term of any Addendum if Customer is in default of this Agreement, or has from time to time been in default of this Agreement.

4.  FEES AND PAYMENTS

The Customer shall pay to Vendor for the Services, the fees and expenses set forth in this Agreement and the Addenda. All fees shall be paid within 30 days of Customer’s receipt of Vendor’s invoice unless otherwise provided herein. Alternatively, Vendor may, at its option, debit Customer’s billing account on or any time after the first day of each month through ACH. Vendor will then provide Customer with a statement of services rendered and charges therefore. Customer shall supply Vendor with a billing account number for this purpose. Vendor may not increase the fees during the first twelve months of the Initial Term of any Addendum. Thereafter, Vendor may change, at its discretion, any fee upon notice to Customer; provided, however, that any increase in prices for existing recurring Services shall not in the aggregate exceed 10% in any calendar year, excluding any price increase due to increased fees or assessments imposed by third party providers such as, but not limited to, telecommunication companies and national or regional network switch providers. Any increase shall become effective not less than 30 days after the date Vendor sends to Customer, by ordinary mail, notice of such increase. Vendor may charge for any nonspecified service it provides and expense it incurs at the request of or on behalf of Customer and Customer shall pay for such services and expenses as provided in this Section 4.

Notwithstanding any other provisions of this paragraph, in the event that by virtue of any law, rule, or regulation now existing or hereinafter enacted, Vendor or Customer becomes obligated to change in any fashion their manner of doing business in order to comply with such law, rule or regulation and Vendor incurs any increased cost by virtue thereof, Vendor may reasonably increase its fees to Customer set forth in the attached Addenda as necessary to offset such increased costs. Any increased fees hereunder if any, shall not be taken into account for purposes of any price adjustment.

All fees and charges paid hereunder shall be made without set off or deduction. Customer shall pay a late charge of 10% of the delinquent amount when such amount is paid more than 5 business days after it is due. Any fee not paid when due shall bear interest at 1 percentage point per month but in no event more than the highest interest rate permitted by law.

5.   TITLE TO THE SERVICES

Customer agrees it is acquiring only a nontransferable, non-exclusive right to use the Services. Vendor shall at all times retain exclusive title to the Services, including without limitation, any materials delivered to Customer hereunder and any invention, development, product, trade name, trademark, service mark or software program developed in connection with providing the Services or during the term of this Agreement.

6.  CONFIDENTIAL INFORMATION

(a) Information Supplied by Vendor. Customer acknowledges that the methods, techniques, programs, devices and operations of Vendor are of a confidential nature, and are valuable and unique assets of Vendor’s business. During the term of this Agreement and following the expiration or termination thereof, Customer shall not disclose any such confidential information to any person or entity (other than to those employees and agents of Customer who participate directly in the performance of this Agreement and need access to such information). Upon termination of this Agreement, Customer shall deliver to Vendor all manuals, memoranda and other papers, and all copies thereof, relating in any way to the Services or to Vendor. Customer acknowledges that it does not have nor can Customer acquire any right in or claim to such confidential information. Customer shall take all necessary steps, including having its employees and agents execute such documents as Vendor deems reasonably necessary, to cause them to comply with the terms of this Section 6(a). Evidence of such compliance shall be provided to Vendor. Customer acknowledges that the injury that would be sustained by Vendor as a result of the violation of this provision cannot be compensated solely by money damages, and therefore agrees that Vendor shall be entitled to injunctive relief and any other remedies as may be available at law or in equity in the event Customer or its employees or agents violate the provisions contained in this Section 6(a). The restrictions contained in this Section 6(a) shall not apply to any information which becomes a matter of public knowledge, other than through a violation of this Agreement or other agreements to which Vendor is a party.

(b) Confidential Information Furnished by Customer. Vendor recognizes that in order to enable Vendor to provide the Services, Customer may disclose to Vendor certain confidential information concerning its accounts and customers. Vendor will not disclose any such confidential information other than to those employees and agents who participate directly in the performance of this Agreement. Not limiting the generality of the foregoing or any obligation of Customer in this Agreement, Vendor for its part will not intentionally or willfully disclose confidential information of Customer to unrelated third parties received in connection with the Services, other than in the course of providing the Services or in the performance of this Agreement, as may be required of Vendor by the Gramm, Leach, Bliley Act. Provided, however, Vendor may disclose information it receives as may be required or permitted by any federal, state or local ordinance, any regulation or directive of any governmental agency, or any court order or legal process. Notwithstanding anything herein to the contrary, Customer acknowledges and agrees that Vendor and/or any of its affiliates may make public the execution of this Agreement by Customer and/or any of Customer’s affiliates; and/or the Services which may be or have been provided under the Agreement. In accordance with Section 326 of the USA Patriot Act, Vendor is required to review and record information from the documents used in identifying Vendor’s new account customers. This notice is to inform Customer of Vendor’s procedures and Customer’s responsibility under the Act.

(c) Miscellaneous. Customer acknowledges that Vendor shall not be responsible for the accuracy or adequacy of any information provided by Customer or others to Vendor; nor shall Vendor be liable for any damage, loss or liability whatsoever resulting to Customer or its customers as a result of the inaccuracy or inadequacy of such information.

7.  TERMINATION BY CUSTOMER

(a) Correcting Defects. In the event that any materials furnished by Vendor are inaccurate, incomplete, or incorrect, or in the event Vendor temporarily fails to provide the Services (collectively a “Defect”), Vendor may either correct the Defect, without charge to Customer, or effect an equitable reduction of the price paid or payable for the Services to which such Defect relates, provided that Vendor has received written notice of the Defect from Customer within 30 days from the date on which Customer became aware of, or should have become aware of, such Defect; provided, however, Vendor will not be liable to Customer for any Defect that should have been reported to Vendor pursuant to Section 10(d), or which Defect first occurred, whether or not discovered by Customer, more than 30 days prior to Vendor’s receipt of notice of the Defect.

(b) Substantial Nonperformance. In the event Customer reasonably believes that Vendor has substantially failed to provide the Services, Customer will give to Vendor a written notice specifically describing the nature of such failure and the approximate date on which Vendor failed to so provide the Services. Upon receipt of such notice, Vendor shall have 30 days to cure such failure, unless such failure cannot be reasonably cured within such period and in such case Vendor shall have such additional time as may be necessary to cure such failure provided that Vendor is proceeding diligently to effect such cure. In the event Vendor fails to cure such failure within such time, and such failure has or will have a materially adverse effect upon Customer, Customer shall have a right to terminate this Agreement effective upon not less than 60 days prior notice to Vendor.

Upon such termination, Vendor will reimburse Customer the actual monetary damages Customer incurred as a result of Vendor’s nonperformance; provided, however, in no event shall such damages exceed the limit of liability set forth in Section 9. The obligations of Vendor under this Section 7 are conditioned upon: (i) Vendor receiving a notice of nonperformance from Customer as required in this Section 7, and (ii) Vendor being reasonably satisfied upon investigation that the nonperformance was not a result of any negligent, improper or prohibited act or omission of Customer, or their employees or agents, or any other factor not directly within the reasonable control of Vendor. Customer shall promptly reimburse Vendor for any expenses incurred by Vendor in investigating or correcting any problem experienced by Customer which is not the responsibility of or solely caused by Vendor under this Agreement.

(c) Excused or Delayed Performance. Vendor shall not be deemed to be in default under this Agreement nor liable for any delay or loss in the performance, failure to perform, or interruption of any Services resulting, directly or indirectly, from: errors in data provided by Customer or others, computer hacking, labor disputes, fire or other casualty, criminal activity, governmental orders or regulations, or any other cause, whether similar or dissimilar to the foregoing, beyond Vendor’s reasonable control. Upon such an occurrence, performance by Vendor shall be excused until the cause for the delay has been removed and Vendor has had a reasonable time to again provide the Services.

8.  TERMINATION BY VENDOR

(a) Default by Customer. Customer shall be in default under this Agreement upon the occurrence of any of the following events (“Events of Default”):

    (i)        In the event that Customer becomes subject to any voluntary or involuntary bankruptcy, insolvency, reorganization or liquidation proceeding, a receiver is appointed for Customer, or Customer makes an assignment for benefit of creditors, or admits its inability to pay its debts as they come due; or

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    (ii)        In the event Customer fails to pay the fees, expenses or charges referenced in Section 4 when they become due; or

    (iii)        In the event Customer sells 50% or more of the assets related to the Services while this Agreement is in full force and effect; or

    (iv)        In the event that Customer is in default of any terms or conditions of this Agreement (other than Section 4) or any Addendum whether by reason of its own action or inaction or that of another, and such default continues for 30 days after receipt of a notice from Vendor describing such default or violation, unless within such 30 day period Customer either corrects the default or, in the opinion of Vendor, initiates appropriate action to correct such default and thereafter diligently pursues to cure such default.

(b) Termination. Upon the occurrence of an Event of Default, Vendor may at any time thereafter terminate this Agreement effective 60 days after notice of such termination is given by Vendor to Customer. Termination of Customer for any reason shall not relieve Customer from any liability or obligation to Vendor arising prior to such termination. In the event this Agreement is terminated by Vendor other than at the end of the Initial Term or any renewal period, Customer shall be liable to Vendor for liquidated damages in an amount equal to the average amount of the monthly revenue payable to Vendor (excluding any credits applied to and/or fees waived for Customer by Vendor) as a result of this Agreement for the 3 calendar months in which Customer’s billings were the highest during the preceding 12 calendar months (or such shorter period if this Agreement has not been in effect for 12 months), multiplied by the number of months remaining during the then current term of this Agreement. Customer and Vendor recognize and agree that the liquidated damages are fair and reasonable because it is not possible to establish the actual increase in volume and activity by Customer during the term of this Agreement. Customer shall also reimburse Vendor for any damage, loss or expense incurred by Vendor as a result of a breach by Customer, including any damages set forth in any Addendum. All such amounts shall be due and payable by Customer on the effective date of termination. In addition to, and not in limitation of the foregoing, Vendor may refuse to provide the Services in the event it has not been paid for the Services as provided in Section 4.

(c) Notwithstanding any other provision in this Agreement, in the event that Customer fails to comply with any term or provision of any Addendum or this Agreement, which failure adversely affects Vendor, Vendor reserves the right to refuse to perform the Services for Customer unless and until Customer has corrected its failure to comply.

9.  LIMITS ON LIABILITY

EXCEPT THOSE EXPRESS WARRANTIES MADE IN THIS AGREEMENT, Vendor DISCLAIMS ALL WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Without limiting the foregoing, Vendor shall not be liable for lost profits, lost business or any incidental, special, consequential or punitive damages (whether or not arising out of circumstances known or foreseeable by Vendor) suffered by Customer, its customers or any third party in connection with the Services provided by Vendor hereunder. Vendor’s liability hereunder shall in no event exceed an amount equal to the lesser of (i) actual monetary damages incurred by Customer or (ii) fees paid for the particular Services in question for the calendar month immediately preceding the date on which Vendor received Customer’s notice of nonperformance as set forth in Section 7. In no event shall Vendor be liable for any matter beyond its reasonable control, or for damages or losses wholly or partially caused by the Customer, or its employees or agents, or for any damages or losses which could have been avoided or limited by Customer giving notice to Vendor as provided in Section 7. No cause of action, regardless of form, shall be brought by either party more than 1 year after the cause of action arose, other than one for the nonpayment of fees and other amounts, including any damages, due Vendor under this Agreement.

10.  CUSTOMER’S REPRESENTATIONS AND COVENANTS

Customer represents and warrants to Vendor:

(a) That it will comply, and will cause its employees and agents to comply with, all the terms of this Agreement and any Addendum, including any amendments thereto.

(b) That it is a state and/or federally chartered financial institution licensed to do business in all applicable jurisdictions in which it conducts business and that it will comply with all applicable federal, state and local laws and regulations applicable to its business operations and will acquire all the rights and licenses deemed necessary by Vendor for Vendor to interface with Customer, or vice versa, as contemplated under this Agreement.

(c) That it will solely be responsible for the quality, accuracy, and adequacy of all information supplied to Vendor to be input into Vendor’s computer system or otherwise provided to Vendor hereunder, and that it will establish and maintain adequate audit controls to monitor the quality and delivery of such data. Customer acknowledges that Vendor may intercept and settle Customer transactions directly with other entities processed by Vendor.

(d) That it will review all reports prepared by Vendor and its agents and submitted to Customer. Customer’s failure to reject any report in writing within three business days of its receipt shall constitute acceptance of the report.

(e) Customer shall comply with all time deadlines, equipment and software maintenance and upgrading requirements which Vendor may reasonably impose on Customer from time to time.

(f) Customer shall solely be responsible for all record-keeping as may be required of it under any federal, state or local laws and regulations. Vendor shall not be obligated to retain any records of Services performed hereunder for a period beyond 7 calendar days after delivery of the records to Customer.

(g) That it will indemnify, defend and hold Vendor, and its directors, officers, employees, affiliates and agents, harmless from all proceedings, claims, liabilities and expenses whatsoever (including attorneys fees) arising out of the Services, the business of Customer or its customers, or by reason of any breach or nonperformance of any provision of this Agreement or any Addendum on the part of the Customer, or its employees, agents or customers, except, however, where such is due to the sole negligence of Vendor.

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(h) Customer agrees not to solicit or hire Vendor’s or its affiliates’ employees for employment during the period that this Agreement is in force and effect and for one (1) year after the termination or expiration of this Agreement.

(i) Should Customer give notice of termination and/or non-renewal to Vendor at any time, Customer warrants that both before entering into any agreement with any third party for the Services provided to Customer by Vendor as specified in this Agreement (including all exhibits and Addenda hereto and all documents and materials referenced herein) or before taking such processing in-house, Vendor shall have the right of first refusal of entering into agreements with Customer for all such Services under the same terms and conditions (except for the length of the term, which shall not be less than the length of the term of the Agreement for which Customer is giving termination and/or non-renewal notice to Vendor) in lieu of Customer entering into such agreement with a third party. Also, if Customer plans to bring such processing in-house, Vendor shall have the right of first refusal of entering into an agreement with Customer for such processing at fees equal to an overall cost (including but not limited to hardware, software, personnel, etc.) of product development, conversion and maintaining such processing in-house. In conjunction herewith, Vendor shall provide Customer with notice of its exercise of the right of first refusal within 30 days of its receipt of all documents necessary to determine the actual pricing contained in any third party agreement or costs of any in-house program.

(j) Customer shall take all necessary steps to, and shall, promptly convert to Vendor’s system for all of the Services in each executed Addendum to this Agreement.

11.  AUDIT PROCEDURES

Vendor shall allow Customer’s auditors to review the files held and the procedures followed by Vendor. Vendor will assist such auditors as may be necessary for them to complete their audit; provided, however, that Vendor reserves the right to charge Customer for Vendor’s out pocket expenses and its standard fees for the time spent by Vendor’s personnel in providing such assistance to Customer’s auditors, or to any governmental examiners because of those services Vendor is providing to Customer.

12.  MISCELLANEOUS

Other Agreements. Vendor reserves the right to enter into other agreements pertaining to the Services with others including without limitation other banks, savings and loan associations, credit unions and other financial institutions.

(b) Taxes. Any sales, use, excise or other taxes (other than Vendor’s income taxes) payable in connection with or attributable to the Services shall be paid by Customer. Vendor may, but shall not have the obligation to pay such taxes if Customer fails to do so. In the event Vendor pays such taxes, Customer shall immediately reimburse Vendor upon demand and at the interest rate applicable for delinquent amounts as set forth in Section 4 hereof.

(c) Violation of Applicable Laws and Regulations. Vendor may cease providing any Service if such Service, in Vendor’s opinion, violates any federal, state or local statute or ordinance or any regulation, order or directive of any governmental agency or court.

(d) Entire Agreement. This Agreement (including all exhibits and Addenda hereto and all documents and materials referenced herein) supersedes any and all other agreements, oral or written, between the parties hereto with respect to the subject matter hereof, and contains the entire agreement between such parties with respect to the transactions contemplated hereunder. If there is a conflict between this Master Data Processing Agreement and the Addenda, the Addenda shall control.

(e) Amendments. This Agreement and any Addendum shall only be modified or amended by an instrument in writing signed by each party hereto. Provided, however, Vendor may amend or otherwise modify this Agreement and any Addendum provided such modification does not create any new obligation on the part of Customer and does not materially diminish any Service being provided by Vendor hereunder. Vendor shall give Customer notice of such changes by ordinary mail.

(f) Successors; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees and assignees. Neither this Agreement nor any interest herein may directly or indirectly be transferred or assigned by Customer, in whole or in part, without the prior written consent of Vendor.

(g) Notices. Except as provided in Section 4 and Section 12(e) all notices, requests, demands and other communications to be delivered hereunder shall be in writing and shall be delivered by hand or mailed, by registered or certified mail, postage prepaid, at or to the following addresses:

(i) If to Vendor:	(ii) If to Customer:
Fifth Third Bank	___________________________________
c/o Fifth Third Processing Solutions	___________________________________
38 Fountain Square Plaza MD 10907E	___________________________________
Cincinnati, Ohio 45263 Attn: Fifth Third Processing	___________________________________
Solutions Executive Vice President
Cincinnati, Ohio 45263 Attn: Fifth Third Processing	___________________________________
With a copy to: General Counsel	___________________________________
of Vendor at the same address

or to such other address or to such other person as either party shall have last designated by written notice to the other party. Notices, etc., so delivered shall be deemed given upon receipt.

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(h) Waiver. If either party waives in writing an unsatisfied condition, representation, warranty, undertaking or agreement (or portion thereof) set forth herein, the waiving party shall thereafter be barred from recovering, and thereafter shall not seek to recover, any damages, claims, losses, liabilities or expenses, including, without limitation, legal and other expenses, from the other party in respect of the matter or matters so waived. Except as otherwise specifically provided for in this Agreement or any Addendum, the failure of any party to promptly enforce its rights herein shall not be construed to be a waiver of such rights unless agreed to in writing. Any rights and remedies specifically provided for in any Addendum are in addition to those rights and remedies set forth in this Agreement.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision of this Agreement.

(j) Severability. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

(k) No Third Party Beneficiary. This Agreement is for the benefit of, and may be enforced only by, Vendor and Customer and their respective successors and permitted transferees and assignees, and is not for the benefit of, and may not be enforced by, any third party.

(l) Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio. The parties hereby consent to service of process, personal jurisdiction, and venue in the state and federal courts in Cincinnati, Ohio or Hamilton County, Ohio, and select such courts as the exclusive forum with respect to any action or proceeding brought to enforce any liability or obligation under this Agreement.

(m) Authorization. Each of the parties hereto represents and warrants on behalf of itself that it has full power and authority to enter into this Agreement; that the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or partnership or other appropriate authorizing actions; that the execution, delivery and performance of this Agreement will not contravene any applicable by law, corporate charter, partnership or joint venture agreement, law, regulation, order or judgment; that execution, delivery and performance of this Agreement will not contravene any provision or constitute a default under any other agreement, license or contract which such party is bound; and, that this Agreement is valid and enforceable in accordance with its terms.

(n) Counterparts. This Agreement may be executed and delivered in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(o) Drafting. This Agreement has been drafted by Vendor as a matter of convenience only and shall not be construed in favor of either party on that account.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized officers as of the dates set forth below.

FIFTH THIRD BANK

By:   /s/ Robert F. Uhrig

Name:  Robert F. Uhrig

Title:  Sr. Vice President

Date:  Mar 30 2004

CUSTOMER:  First Security Bank of Lexington

By:   /s/ R. Douglas Hutcherson

Name:  R. Douglas Hutcherson

Title:  President & CEO

Date:  3-17-04

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CORE SERVICES ADDENDUM
TO MASTER DATA PROCESSING AGREEMENT

10/03

This Agreement shall be an Addendum to the Master Data Processing Agreement between FIRST SECURITY BANK (“Customer”), and FIFTH THIRD PROCESSING SOLUTIONS, a division of FIFTH THIRD BANK, an Ohio banking corporation (collectively “Vendor”) dated March 1, 2004 (the “Agreement”).

WHEREAS, Customer desires to receive the Core Services in this Addendum from Vendor and pursuant to the Agreement and the Fee Schedule, and Vendor agrees to provide such Services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and of mutual promises hereinafter set forth, the parties agree as follows:

A.  DEFINITIONS

For the purposes of this Agreement, the following terms shall mean:

Card Production Services shall mean the embossing/encoding of cards by means of instant issue services or custom issue services including the inventory of plastics, card inserting and mailing using Vendor’s standard forms and envelopes. Physical plastic cards will either be provided by Customer or by Vendor at Customer’s expense.

Debit Card Services shall mean the facilitation of Customer’s cardholder transactions in VISA’s or MC’s off-line debit program (and any other successor or competing off-line debit card programs supported by Vendor). Authorization will occur in accordance with Network Documentation and Vendor’s standards.

Gateway Services shall mean the facilitation of Customer’s cardholder and Terminal transactions in each Network in which Customer participates and/or is a member.

Terminal Services shall mean the facilitation of transactions at Customer’s Terminals.

MC means MasterCard International, Inc.

VISA means VISA USA, Inc.

Network Participant shall mean any financial institution such as a bank, thrift, credit union, or other entity, such as a merchant, which is a member of and/or is otherwise participating in a Network.

Network shall mean the networks specified in Section D below and any successor or assigns. In addition, in the event that Customer begins receiving any Services in connection with any other Network(s) supported by Vendor, such additional Network(s) shall automatically be included in the definition of “Network” for purposes of this Addendum and the Agreement, effective the date Customer begins receiving such Services, and all of Customer’s obligations in this Addendum and the Agreement shall apply with respect to the Networks originally listed in Section D, and any successor or assign, and any such additional Network(s).

Network Documentation shall mean the Network by-laws, operating rules, identification standards manual, and such other rules, regulations, manuals, policies and procedures (including Vendor’s standards), as may be amended from time to time.

Card Services shall mean the facilitation of Customer’s cardholder transactions regardless of method (e.g., on-line to Customer’s applications processor, using a cardholder database on Vendor’s system, using defined limits, etc.).

Terminal means an ATM, POS, or other device which is or which will be supported directly or indirectly by Vendor in accordance with its Standards.

Except for the terms defined herein, the capitalized terms herein shall have the same meanings as ascribed to them in the Agreement or the Definitions and General Services Addendum as may be published by Vendor from time to time. In the event of a conflict between the Agreement and this Addendum, this Addendum shall control.

B.  TERM

The term of this Addendum shall commence March 1, 2004, and shall continue for a term of years from the 1st day of the calendar month following the above date or the date of Customer’s completed conversion to Vendor for all of the Core Services (“Initial Term”) whichever date shall later occur. Except as hereafter provided, unless either party gives written notice to the other party at least 180 days prior to the expiration of any term, the Agreement and this Addendum shall be automatically extended for additional periods equal to the Initial Term.

C.  SERVICES AND FEES

Customer agrees that it shall receive Terminal Services, Card Services, Debit Card Services and Gateway Services (collectively “Core Services”) from Vendor pursuant to this Addendum and the Agreement. Customer agrees that all of the Services will be provided in accordance with Vendor’s standards, and Customer agrees to pay all applicable fees in the attached Fee Schedule which is hereby incorporated into this Addendum by reference. Customer further agrees that if Customer receives a service not described in this Addendum and/or not listed in the attached Fee Schedule, Customer shall be subject to Vendor’s then standard terms and assessed the then current fees for any such service.

D.  NETWORK MEMBERSHIP

Customer shall indicate below the Network(s) in which Customer is a Network Participant. In the event for any reason Customer participates in a Network which Customer has not indicated below, Customer agrees that all of Customer’s obligations in the Agreement and this Addendum shall apply with respect to such Network as if Customer had indicated such Network effective the date Customer begins participating in such Network. Customer agrees to abide by and fully comply with the Network Documentation as may be in effect from time to time and to perform and fulfill any and all obligations and responsibilities related thereto, including, if requested by the Network, execution of additional documentation or agreements. Customer, or its agents or nominees (but not Vendor), will provide all necessary Network, federal, state and/or local regulatory sponsorship, membership or other applicable approvals in order to receive the Services, unless otherwise specifically agreed to in writing in the form of an Amendment to the Agreement or in another contract signed by an authorized officer of Vendor. Notwithstanding the fact that a specific Network is listed below, Customer acknowledges and agrees that Vendor shall only be obligated to provide access to the Networks actually supported by Vendor and for only so long as such Networks are supported by Vendor.

Gateway Services/Networks:

|_|    Cirrus Corresponding Member (Issuer and Acquirer)
|X|    Cirrus Terminal Only Corresponding Member (Acquirer Only)
|X|    Plus Sponsored Member (Issuer and Acquirer)
|_|    Plus ATM Category B Member (Acquirer Only)
|X|    Visa ATM Acquirer Member
|X|    American Express ATM Acquirer Member
|X|    Discover Card Sponsored ATM Acquirer Member
|_|    Alaska Option Network
|_|    Allpoint Network
|_|    Armed Forces Financial (AFFN)
|_|    Cartel
|_|    Co-Op Network
|_|    Credit Union 24 (CU24)
|_|    Interlink
|_|    Maestro
|_|    Member Access
|_|    NETS Network
|_|    NYCE
|_|    Online Resources
|_|    Presto
|X|    Pulse
|_|    Shazam
|X|    STAR
|_|    TransAlliance

Debit Card Services/Networks

|X|    MC Debit Card
|_|    VISA Checkcard

Customer shall pay all fees, fines, assessments, penalties and other amounts in effect or assessed by each Network, which may change from time to time. Vendor may allocate any such fees, fines, assessments and penalties in such manner as it deems advisable in its sole discretion. Customer assumes all responsibility for collecting any amounts arising in connection with the use of Customer’s cardholders’ cards and/or Terminals, including but not limited to transaction amounts, fraud or other losses. Customer is solely responsible for all costs directly or indirectly associated with any system upgrades required by Customer or Vendor as a result of changes in the Network Documentation and/or any Network standards or requirements. In the event of any changes or modifications to the Network Documentation which affect the responsibilities of a Network Participant or any processor in such Network, Vendor may amend this Agreement and/or change the applicable Service upon 30 days prior written notice to Customer.

Customer agrees that it shall be a participating member in Vendor’s proprietary Jeanie Network for the term of this Agreement and in accordance with the Jeanie Operating Standards and Rules. Vendor, or the Jeanie Network, in its sole discretion, may acknowledge Customer’s participation agreement in a separate agreement which shall be effective upon delivery to Customer.

E.  THIRD PARTY FEES

Customer shall pay all third party fees, costs, expenses and assessments in connection with the Services, which may change from time to time, whether incurred directly or indirectly by Customer, Vendor and/or its affiliates. Third party fees include, but shall not be limited to, all communications expenses (e.g. equipment, lines, drop charges, access charges, long distance, etc.); all hardware costs (e.g. the cost of individual Terminals, modems, upgrades, modem sharing devices, etc. and any expenses associated therewith (e.g. setups, maintenance, etc.)); all Network fees per Section D. above; all miscellaneous fees associated with the Services (e.g. mailing expenses, overnight courier expenses, plastics, etc.); and all costs associated with maintaining and implementing all software and hardware necessary for any interface affecting the Services.

F.  GENERAL PROVISIONS

1.     Customer hereby agrees to take all steps as may reasonably be necessary to settle with Vendor for all fees, amounts and transactions involving its cardholders and its Terminals. As part of this settlement, Customer agrees to maintain at Fifth Third Bank a non-interest bearing account. Customer also agrees to maintain adequate collected funds in this account to cover all amounts due under this Agreement.

2.     All reports and record and file formats used in connection with the Services shall be designated by Vendor and may change from time to time. Vendor will make available to Customer transaction activity files in a Vendor format. Vendor will not provide: (i) routing of activity files received from Network to Customer; (ii) implementation of any of Customer’s BINs at Network; (iii) paper based adjustments; or (iv) any other files or reports not specifically described above.

3.     Customer agrees to allow the auditors of Vendor or any Network to review the files held and procedures followed by Customer in connection with the Services.

4.     Customer agrees to be responsible for all direct and indirect costs (including but not limited to those incurred by Vendor), reasonable out of pocket expenses (including but not limited to travel, meals, telephone, etc..), and time and materials at Vendor’s Standard hourly rates, for any personnel, in connection with and/or related to any conversion by Customer in connection with any other processor or vendor after Customer’s initial conversion to Vendor and/or Customer’s conversion from Vendor at the termination of this Addendum.

5.     Customer shall be responsible for the establishment, maintenance and written notification to Vendor of cardholder authorization limits, and other terms and conditions applicable to transactions effected in accordance with Customer’s cardholder agreements.

6.     Customer, and not Vendor, shall be solely responsible for securing the cooperation and/or agreement of any of Customer’s vendors (e.g, Customer’s applications processor) for the exchange of data between such Vendor, Customer and/or Vendor, or as otherwise necessary to facilitate Customer’s receipt of the Services.

7.     Upon the expiration or termination of this addendum, Customer acknowledges and agrees that it shall be responsible for requiring its successor service provider to coordinate all aspects of Customer’s conversion to such new service provider and for requiring such new service provider to accept transfer of any and/or all of Customer’s debit/check card bank identification number(s) (“BINs”) maintained on Vendor’s system. Customer further agrees to accept full responsibility for all applicable fees, trailing activity (e.g.: cardholder chargebacks, adjustment items, transactions by cardholders etc.), or third party costs or fees arising out of the addendum, including but in no way limited to telecommunications fees, network fees, fines or penalties, and any fees imposed by any Network, arising out of Customer’s debit/check cards and any BINs on Vendor’s system until such time as all BINs are completely removed from Vendor’s system or Vendor is otherwise released from all liability related to such BINs by the applicable Network(s).

2

G.  INDEMNIFICATION

Customer agrees to indemnify and hold harmless, Vendor, its officers, employees, affiliates and agents, from and against any losses, damages, fees, fines, penalties and expenses, including reasonable legal and accounting fees and expenses, that Vendor, its officers, employees, affiliates and agents may incur as a result of Customer’s failure to comply with any provision of the Network Documentation, the Agreement or this Addendum or for any other reason in connection with any of the Services provided hereunder, whether incurred by or as a result of the action or failure to act of Vendor, Customer, or their agents. This indemnification shall survive the termination of the Agreement and/or this Addendum.

THE PARTIES ACKNOWLEDGE THAT THE MASTER DATA PROCESSING AGREEMENT BETWEEN THEM, AS SUPPLEMENTED BY THIS AND OTHER ADDENDA, SET FORTH THE COMPLETE AND EXCLUSIVE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SERVICES PROVIDED AND UNLESS SPECIFICALLY PROVIDED FOR IN THIS ADDENDUM, THE SERVICES DESCRIBED HEREIN SHALL NOT INCLUDE ANY OF THE SERVICES OUTLINED IN THE DEFINITIONS AND GENERAL SERVICES ADDENDUM OR OTHER ADDENDA WHICH MAY BE A PREREQUISITE FOR THE SERVICES DESCRIBED HEREIN.

FIFTH THIRD BANK

By:   /s/ Robert F. Uhrig

Name:  Robert F. Uhrig

Title:  Sr. Vice President

Date:  March 30, 2004

CUSTOMER:  First Security Bank of Lexington

By:   /s/ R. Douglas Hutcherson

Name:  R. Douglas Hutcherson

Title:  President & CEO

Date:  3-17-04

FEE SCHEDULE TO THE
CORE SERVICES ADDENDUM
TO THE MASTER DATA PROCESSING AGREEMENT

This Fee Schedule shall be a Schedule to the Core Services Addendum to the Master Data Processing Agreement between FIFTH THIRD PROCESSING SOLUTIONS, a division of FIFTH THIRD BANK, an Ohio banking corporation (collectively "Vendor") and FIRST SECURITY BANK ("Customer") dated March 1, 2004 ("Agreement"). For the Services specified in this Schedule, Customer agrees to pay the following fees:

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A.   SETUP FEES
     1.  Debit Card Services (per program, e.g., consumer, business, HELOC, etc., as determined by Vendor)
         Business Debit Card Program and HELOC Program setup fee................ $1,500/includes both programs
         All Other Debit Card Programs setup fee.....................................................$5,000
     2.  Card Management File Conversion (e.g., Cluster File, Name and Address File, Account File, etc.)$2,000/file
     3.  Network Gateway Services (all networks)...............................................$500/network
     4.  Terminal Definitions (add or delete).................................................$475/terminal
     5.  Terminal Changes...........................................................$237.50/change/terminal
     6.  Balance File Set Up.........................................................................$1,000
     7.  Card Activation Services ...................................................................$1,000
     8.  EBT Services .......................................................................$1,000/program
     9.  Fee Assessment .............................................................................$3,000
     10. Promotional Messaging (ATM screen and receipt) .............................................$1,500
     11. Rewards Program.............................................................................$1,000
     12. 3-D Secure..................................................................................$1,000
     13. Other Services .............................................................................Quoted
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B.   ISSUER SERVICES
     1.  Transaction Fees
         a.   Transactions by Client's Cardholders (includes On-Us)........................$.05/transaction
         b.   Transactions by Client's Cardholders: Audio Bill Payment.....................$.05/transaction
     2.  Card Residency
         a.   ATM Card Residency............................................................$.04/card/month
         b.   ATM Card Residency - Extended (CIF information) .............................$.024/card/month
         c.   Account Residency  (DDA, SAV, I/L).........................................$.02/account/month
         d.   Account Residency  (Social Security).......................................$.06/account/month
     3.  Stand-in Processing
         a.   Stand-in/Negative File Monthly Base Fee............................................$200/month
         b.   Stand-in transaction Surcharge (signature and PIN-based).....................$.03/transaction
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C.   DEBIT CARD SERVICES *
     1.  Transaction Fees
         a.   Authorization Switch Fee...................................................$.03/authorization
         b.   Authorization Fee..........................................................$.06/authorization
         c.   Authorization Fee: Operator Assisted ......................................$.65/authorization
         d.   Posted Item Fee.....................................................................$.06/item
         e.   Online Force Post Hold Item Fee ....................................................$.04/hold
     2.  Residency Fees
         a.   Account Maintenance Support Fee............................................$.03/account/month
         b.   Account Residency Fee......................................................$.08/account/month
         c.   Card Residency Fee............................................................$.06/card/month
         d.   Card Residency Fee: Extended (CIF information)...............................$.024/card/month
         e.   Statement-to-Date..........................................................$.08/account/month
     3.  Chargeback & Draft Retrieval Fees
         a.   Chargeback/Representment.............................................................$15/item
         b.   Chargeback: Manual Research Fee......................................................$25/item
         c.   Draft Retrieval Requests..........................................................$10/request

* The minimum monthly fee payable to Vendor for the Debit Card Services listed in Section Customer, excluding any pass through fees, shall be $200.00.
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D.   CARD PRODUCTION SERVICES

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     1.  ATM Cards
         a.   Emboss/Encode: Instant Issue ATM Plastics...........................................$.27/card
         b.   Emboss/Encode: Custom Issue ATM Plastics (prices assessed based on weekly volume)
              1       -        49 cards...........................................................$.79/card
              50     -        99 cards............................................................$.64/card
              100   -      299 cards..............................................................$.39/card
              300   -      499 cards..............................................................$.28/card
              500   +.............................................................................$.27/card

         c.   File: ATM Daily Card Issue File ...................................................$100/month
         d.   File: ATM Weekly Card Issue File (non-Fifth Third vendor)...........................$50/month

         e.   Premailers: ATM (includes Vendor standard forms and envelopes)
              1         -        299 ...........................................$.16/premailer plus postage
              30       +.......................................................$.13/premailers plus postage
         f.   Stuff/Mail: ATM Plastics (includes Vendor standard forms and envelopes – based on weekly volume)
              1         -      299 cards.............................................$.27/card plus postage
              300     +      cards...................................................$.24/card plus postage
     2.  Debit Cards
         a.   Emboss/Encode: M/C and Visa Debit Plastics.............................$.96/card plus postage
         b.   File: Debit Daily Card Issue.......................................................$100/month
         c.   File: Debit Monthly Reissue ........................................................$25/month
         d.   File: Debit Weekly Card Issue (to non-Fifth Third vendor)...........................$50/month
         e.   File: Debit Monthly Reissue (to non-Fifth Third vendor).............................$25/month
         f.   Premailer: M/C and Visa Debit (includes Vendor standard forms and envelopes) $.15/premailer plus postage
     3.  Miscellaneous Card Production Fees
         a.   Generic Stock: Cards ..................................................................Quoted
         b.   Generic Stock: Stickers................................................................Quoted
         c.   Generic Stock: Ultra Form Card Carrier...........................................$.07/carrier
         d.   Graphics on Generic Card (logos on card)...............................................Quoted
         e.   Insertion of Forms
              Forms will be supplied by Customer at Customer's expense and stuffed into card carriers and/or premailers as requested by Customer.
              1          -        299 forms..................................................$.045 per form
              300     +       forms..........................................................$.025 per form
         f.   Pre-print Card Carrier Surcharge................................................$.025/carrier
         g.   Special Card Handling (e.g., card pulls, rushes, etc.)..................$15/card plus postage
         h.   Sticker Application..............................................................$.04/sticker
         i.   Storage Fees
              1st 10,000 cards....................................................................No Charge
              Additional quantities over 10,000 cards................................$17/month/10,000 cards
         j.   Stuff/Mail: Clue Mailers.......................$.13/mailer plus postage ($15 monthly minimum)
         k.   Other Services.........................................................................Quoted
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E.   TERMINAL SERVICES
     1.  Transactions Fees
     a.  Transactions on Client’s ATMs (excludes On-Us)...................................$.065/transaction
     2.  Terminal Support
         a.   ATM Access Fee.............................................................$15/terminal/month
         b.   ATM Monitoring Fee.........................................................$25/terminal/month
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F.   GATEWAY SERVICES
     1.  Network Adjustment Fee...............................................................$5/adjustment
     2.  National Network Fees (all fees assessed on a per acronym basis)..................................
         a.   Cirrus/MasterCard Monthly Access Fee................................................No Charge
         b.   Plus MonthlyAccessFee................................................................NoCharge
         c.   Visa Monthly Access Fee.............................................................No Charge
         d.   American Express Monthly Access Fee................................................$150/month
         e.   Discover Card Monthly Access Fee...................................................$150/month
         f.   Interlink Monthly Access Fee.......................................................$150/month
         g.   Maestro Monthly Access Fee.........................................................$150/month
         h.   Client Cardholder Gateway Fee................................................$.05/transaction
         i.   Client Acquired Gateway Fee .................................................$.05/transaction
     3.  National Network Monthly Access Fee – Pass Thru (all fees assessed on a per institution basis)
         a.   Cirrus/MasterCard Monthly Network Pass Thru Fee.....................................$50/month
         b.   Plus Monthly Network Pass Thru Fee..................................................$50/month
     4.  Regional Network Fees
         a.   Regional Network Access Fee.........................................................No Charge
         b.   Client Cardholder Gateway Fee................................................$.05/transaction
         c.   Client Acquired Gateway Fee .................................................$.05/transaction
     5.  EBT Network Fees
         a.   EBT Monthly Membership Fee.........................................................$250/month
         b.   EBT Network Access Fee..................................................$50/EBT program/month
         c.   Client Cardholder Gateway Fee................................................$.10/transaction
         d.   Client Acquired Gateway Fee .................................................$.10/transaction
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G.   VALUE ADDED SERVICES
     1.  Card Activation
         a.   Card Activation Monthly Base Fee....................................................$50/month
         b.   Card Activation Fee (via audio, EFT, 3-D Secure) ..................$.97/attempt or activation
     2.  Fee Assessment/Rebate
         a.   Fee Assessment/Rebate Per Category Fee....................................$100/Category/month
         b.   Fee Assessment/Rebate Transaction Fee........................................$.05/transaction
     3.  Fifth Third Direct
         a.   Fifth Third Direct Monthly Fee (host access, reports, adjustments, chargebacks)....$100/month
         b.   Fifth Third Direct Active ID Fee...........................................$25/month/ID used*
         c.   Fifth Third Direct Active ID Surcharge (dial access only)..................$25/month/ID used*
         *Each ID that is used in a given month, as determined by Vendor's records of Customer IDs that have logged onto Fifth Third Direct during the month, will result in a separate access fee charge.

     4.  Fraud Detection/Lost and Stolen
         a.   Fraud Detection Monthly Base Fee....................................................$50/month
         b.   Fraud Detection Card Residency.......$.02/active card/month plus standard card residency fees
         c.   Fraud Detection Cardholder Transaction Fee (signature and PIN)........$.005/transaction/month
         d.   Fraud Detection Case Fee.............................................................$30/case
         e.   Lost and Stolen Card Support Fee....................................................$50/month
         f.   Lost and Stolen Call Fee
              1st 10 calls .......................................................................No Charge
              11+ calls.............................................................................$5/call
     5.  Promotional Messaging (ATM Screen and Receipt)
         a.   Receipt & Screen Monthly Base Fee..................................................$250/month
         b.   Screen Only Monthly Base Fee ......................................................$200/month
         c.   Receipt Only Monthly Base Fee......................................................$100/month
         d.   Receipt/Screen Per ATM Fee............................................................$25/ATM
     6.  Rewards Program
         a.   Rewards Program Monthly File Fee...................................................$200/month
         b.   Rewards Program Record Fee .................................................$.005/record/file
     7.  Surcharging/Selective Surcharging
         a.   Surcharging Base Fee................................................................$50/month
         b.   Selective Surcharging Base Fee.............................................$150/month/program
         c.   Surcharging Transaction Fee..................................................$.05/transaction
     8.  3-D Secure (includes Verified by Visa)
         a.   3-D Secure Monthly Maintenance Fee.................................................$250/month
         b.   3-D Secure Enrollment/Authentication/Password Change................................$.02/item
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H.   COMMUNICATION SERVICES *
     1.  ATM and Auth Link Fees
         a.   Class I ATM (frame relay) is utilized for stand alone ATMs across 56K circuit with 8K CIR**
              to Cincinnati & Grand Rapids. No dial back-up is offered.
              i.  Circuit Fees...........................................................$199.80/drop/month
              ii. Port Fees
                  Router Comm Port Fee: Bisync..........................................$50/ATM drop/month
                  Router Comm Port Fee: SDLC............................................$30/ATM drop/month
                  Router Comm Port Fee: TCP/IP..........................................$20/ATM drop/month
              iii.Equipment and Maintenance..........................................................Quoted
              iv. Circuit Installation – one time.................................................$550/drop
         b.   Class II Auth Link/ATM WAN (per data center - frame relay) is utilized for customers who require a small amount of bandwidth for Auth Links or ATMs across a 56K circuit with 8K or
              16K CIR** to Cincinnati & Grand Rapids.  Analog dial back-up only.
              i.  Circuit Fees...........................................................$299.80/drop/month
              ii. Port Fees
                  Router Comm Port Fee: 8K CIR..............................................$50/port/month
                  Router Comm Port Fee: 16K CIR.............................................$200/port/month
              iii.Equipment and Maintenance..........................................................Quoted
              iv. Dial Back Up Fees (ISDN/Analog)....................................................Quoted
              v.  Circuit Installation – one time.................................................$800/drop
         c.   Class III Auth Link/ATM WAN (per data center - frame relay) is utilized for customers who require a medium amount of bandwidth for Auth Links or ATMs across a 56K circuit with 8K, 16K or 32K CIR** to Cincinnati & Grand Rapids with ISDN dial back-up.
              i.  Circuit Fees...................................................$299.80-$464.60/drop/month
              ii. Port Fees
                   Router Comm Port Fee:  8K CIR........................................... $50/port/month
                   Router Comm Port Fee: 16K CIR...........................................$200/port/month
                   Router Comm Port Fee: 32K CIR...........................................$500/port/month
              iii.Equipment and Maintenance..........................................................Quoted
              iv. Dial Back Up Fees (ISDN/Analog)....................................................Quoted
              v.  Circuit Installation – one time...............................................$1,600/drop
         d.   Class IV Auth Link/ATM WAN (per data center - frame relay) utilized for customers who require a large amount of bandwidth for Auth Links or ATMs across a 128K or higher circuit with at least 64K CIR** to Cincinnati & Grand Rapids with ISDN dial back-up.
              i.  Circuit Fees.......................................................................Quoted
              ii. Port Fees
                  Router Comm Port Fee:  64K+ CIR........................................$1,000/port/month
              iii.Equipment and Maintenance..........................................................Quoted
              iv. Dial Back Up Fees (ISDN/Analog)....................................................Quoted
              v.  Circuit Installation – one time...............................................$1,600/drop
         *    The communications fees listed are based on Vendor's third party costs for telecommunications support and Vendor’s records.  Vendor reserves the right to increase these fees based on
              Vendor's third party costs for such support.
         **   CIR (Committed Information Rate) is the amount of bandwidth that is guaranteed by the telco.
              Anything in excess of the CIR is eligible to be dropped by the telco.
     2.  Dial Device Fees .................................................................................
         a.   Dial Device Fee: ATM......................................................$50/dial ATM /month
         b.   Dial Device Fee: Transmission............................................$50/definition/month
     3.  RJE Usage Fee  (e.g., RJE, NJE, FTP, Direct Connect)
         a.   Dial-in...................................................................$.00367/transaction
         b.   Dial-out.................................................................$.004715/transaction
         c.   Private line.............................................................$.001297/transaction
     4.  Telecomm Fees *
         a.   Telecomm Dial ATM: Financial.....................................................$.06/message
         b.   Telecomm Dial ATM: Non-Financial.................................................$.04/message
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         * The Dial-up device call surcharge is based on Vendor's third party costs for telecommunications support and Vendor’s records.  Vendor reserves the right to increase the dial-up surcharge based on Vendor's third party costs for such support and/or based on Customer's average call length.
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I.   MISCELLANEOUS SERVICES
     1.  Adjustment System Fees
         a.   Adjustment System File Residency...................................................$100/month
         b.   Adjustment System Updates.........................................................$.10/update
     2.  Microfiche Fees.........................................................................$2.50/page
     3.  Balance File Fees
         a.   Balance File Record Update Fee..........................................$.001/record received
     4.  Card File Updates......................................................................$.05/update
     5.  Federal Reserve Fee...............................$7/non-Fifth Third Bank settlement account/month
     6.  Other Services..............................................................................Quoted
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Customer acknowledges and agrees that all third party and pass thru fees and other amounts, including but not limited to telecommunication fees and Network fees, are the responsibility of Customer and are subject to change.

All services listed are provided in accordance with Vendor’s standards, which are subject to change without notice. The associated fees listed herein are applicable on a per acronym basis. Vendor reserves the right to increase the price in the event that special programming efforts are necessary above and beyond the standard requirements.

Fee Schedule to Cores Services Addendum 2-04

------------------------------

For Vendor Use Only

________________
------------------------------

AMENDMENT NO. 1 TO
THE MASTER DATA PROCESSING AGREEMENT AND CORRESPONDING ADDENDA

This Amendment No.  1 to the Master Data Processing Agreement dated March 1, 2004, and corresponding Addenda, (collectively the “Agreement”) is made between FIFTH THIRD PROCESSING SOLUTIONS, INC. (“Vendor”) and FIRST SECURITY BANK (“Customer”). The Agreement shall be amended in the following respects.

I.

On or before the execution of this Amendment No. 1 by Customer, Customer agrees to execute an unaltered original of Vendor’s standard Master Data Processing Agreement and Core Services Addendum. Customer further agrees that the credits and/or waivers contained in this Amendment No. 1 shall not become effective until the later of: (i) June 1, 2004, or (ii) the first day of the calendar month following the date of execution by both Vendor and Customer of all of the foregoing agreements (“Effective Date”).

II.

Termination of Prior Agreements. Effective upon the Effective Date, Vendor and Customer agree that Customer’s Master Data Processing Agreement dated October 7, 1997, and corresponding Addenda, shall terminate, and Customer shall thereafter exclusively receive the Services from Vendor pursuant to this Agreement and Customer shall pay the fees set forth in this Agreement.

A.	The Master Data Processing Agreement dated March 1, 2004, shall be amended as follows:

1.	Section 10.(i) shall be deleted in its entirety.

B.	Addendum A, Definitions and General Services Addendum, to the Master Data Processing Agreement dated March 1, 2004, shall be amended as follows:

1.

Section B.33, Training and Documentation, shall be amended by Vendor waiving the Training fees assessed to Customer for EFT Checkcard Training per each twelve (12) calendar month period during the Initial Term immediately following the Effective Date (“Yearly Training Credit”) against Training Services fees only (and not third-party fees and/or expenses, including, but not limited to all travel expenses) which Vendor actually charges to Customer (less any other credits and/or waivers) in connection with EFT Checkcard Training only, provided Vendor actually receives from Customer a written request within thirty (30) days of the date of the Vendor Services Invoice which contains the Training charges. Such written request must (i) contain a specific reference to this Amendment No. 1 with a copy of this Amendment No. 1 attached, (ii) contain a copy of the Vendor Services Invoice containing the Programming Services charge attached, and (iii) such request must be addressed to Vendor’s General Counsel at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, Maildrop #10907E, with a copy sent to Vendor’s Billing Manager at the same address, Maildrop #10908D. If Customer does not completely satisfy all of the aforementioned conditions, then Customer’s notice shall not be deemed official notice pursuant to this Section B.1 and Vendor shall have no obligation, whatsoever, to provide the Yearly Training Credit as set forth in this Section B.1. Portions, if any, of the then current Yearly Training Credit not utilized by Customer during the then current twelve (12) calendar month period shall not be carried over to any subsequent twelve (12) month period’s Yearly Training Credit. Vendor and Customer do further acknowledge and agree that at the termination of this Agreement for any reason, Vendor shall not owe Customer any portions whatsoever of the Yearly Training Credit not used by Customer during the term of this Agreement.

C.	The Core Services Addendum dated March 1, 2004, shall be amended as follows:

1.	Section B, Term, shall be deleted in its entirety and the following substituted in lieu thereof:

“The term of this Addendum shall commence March 1, 2004 and shall continue for a term of five (5) years from the Effective Date, as such term is defined in Amendment No. 1 (“Initial Term”). Except as hereafter provided, unless either party gives written notice to the other party at least 120 days prior to the expiration of any term, the Agreement and this Addendum shall be automatically extended for additional periods equal to five (5) years each.”

Except as otherwise provided in this Amendment, the terms of the Agreement shall remain in full force and effect. This Amendment shall have no force or effect until countersigned by Vendor.

FIFTY THIRD BANK	FIRST SECURITY BANK (LEXINGTON, KY)

By: /s/ Robert F. Uhrig	By: /s/ R. Doulgas Hutcherson

Name: Robert F. Uhrig	Name: R. Doulgas Hutcherson

Title: Sr. Vice President	Title: President & CEO

Date: Mar 30 2004	Date: 3-17-04

ADDENDUM A TO MASTER DATA PROCESSING AGREEMENT
DEFINITIONS AND GENERAL SERVICES ADDENDUM

This Definitions and General Services Addendum shall be an Addendum to the Master Data Processing Agreement between Fifth Third Processing Solutions, a division of Fifth Third Bank, an Ohio banking corporation (collectively “Vendor”) and Customer in accordance with the provisions as set forth in the Master Data Processing Agreement including all exhibits and Addenda hereto and all documents and materials referenced herein.

A.   DEFINITIONS

“Account” means an account maintained by Customer with its processor (which is Vendor if Vendor is providing Customer with Processor services) and includes a checking, savings, share draft, or other asset account or credit card account or any one of various loan accounts or lease account or other account.

“ACH” means the Federal Reserve’s automated clearing house system.

“ATM” means cash disbursement automated teller machine and/or scrip dispenser or other similar device according to Vendor’s standards.

“Authorization” means the process of approving or denying Transaction requests based on parameters and specifications of Vendor’s system, including but not limited to those Transaction requests which settle in a month different than the month such Transaction request is received by Vendor’s system.

“Bank Identification Number (BIN)” means a unique combination of a set of numbers and card lengths as defined by the ABA and ISO, which appear in the primary access number and identifies one or more Cardholders for purposes of Interchange.

“Card” means a plastic card issued by or on behalf of Customer to Customer’s Cardholders for use in effecting Transactions at Terminals.

“Card Production Instant Issue Services” shall mean pre-existing cards will be embossed and encoded and ready for immediate use by Customer.

“Card Production Custom Issue Services” shall mean pre-existing cards will be embossed and encoded after Customer or Customer’s processor has electronically transmitted to Vendor personal card information in an Vendor acceptable format and according to Vendor standards regarding each of its Cardholders receiving EFT cards.

“Cardholder” means any Person who (a) has or is authorized to use an Account with Customer (and, if the account is maintained by Customer in the name of more than one Person, all of such Persons), and (b) to whom a Card and/or password is issued for use in originating Transactions.

“Certification” means the process by which Customer, Customer’s agent or designee, or Customer’s equipment is determined by Vendor to be technically capable to Interface with Vendor at the time of Certification. Certification by Vendor shall not constitute a representation or warranty by Vendor of any recommendation or endorsement of a particular designee, service or equipment, nor shall Certification by Vendor mean that such designee, services or equipment is at the time of Certification, or will be at any time in the future in compliance with any or all applicable Laws or Regulations. Vendor may make changes in the Services based upon, but not limited to, technological developments, legislative or regulatory changes, or the introduction of new services by Vendor, and such changes may require changes to services or equipment in order to be qualified to Interface with Vendor, which is the sole responsibility of Customer. Certification by Vendor in no way alters Customer or Vendor’s obligations under the Agreement including but not limited to indemnification, or limit of liability provisions.

“Chargeback” means the reversal of all or a portion of an amount previously posted to a Cardholder’s Account.

“Client” means Customer.

“Cluster” means a single Card record in Customer’s Cardholder file maintained by Vendor on Vendor’s system which includes the Cardholder’s short name and various card data according to Vendor’s standards.

“Credit Card” means any Card that primarily accesses an account, which is an asset of the Customer or third party for whom Customer is an agent which issues the Card.

“CRT” (Cathode Ray Tube) means a hardware component that is a television-like screen, which displays information and data according to Vendor’s standards.

“Customer ID” means one or more use ID’s on Vendor’s system established at the request of the Customer used to access Fifth Third Direct.

“Data Center” means a computer facility for one or more Intercepts, Processors, Switches or gateways.

“Debit Card” means any Card that primarily accesses an Account, which is a liability of the Customer, which issues the Card.

“Deconversion” means the process where Customer converts off a system (which could be the Vendor system) for one or more services.

“DEPSI” (Depository Settlement Interface) means an automated system of adjusting deposits the day after they are settled according to Vendor’s standards.

“EFT” means electronic funds transfer.

“Fifth Third Direct” means Vendor’s proprietary and confidential service whereby Vendor makes available Vendor’s data base of Customer’s activity, and Customer may access such information using a Customer ID.

“Fraud Detection Services” shall mean such Services made available when implemented by Vendor for Customer and currently consist of a system used by Vendor to monitor, evaluate, and assign a score to certain of Customer’s Visa Check Card and/or MasterCard Debit transactions (“Scored Transactions”) based on the probability of fraud. A Scored Transaction will become a “Case” when Vendor, in its sole discretion, determines that a transaction is so suspicious that investigative action is warranted. After said investigation, Vendor will determine, in its sole discretion, whether its investigation warrants contacting the Cardholder regarding potential fraud relating to the Case. Only after fraud is confirmed by Vendor, Vendor may place a “block” status on such Card in Vendor’s system, and attempt to notify Customer’s designated personnel, provided Vendor has received in writing a list of such personnel which are to be notified in such instances as well as the appropriate voice and facsimile telephone numbers and addresses for such personnel. Customer shall be solely responsible for taking any action regarding such Cardholder’s Card including but not limited to any action to recover fraudulent amounts, and Customer acknowledges and agrees that Vendor’s only obligation with respect to such Cards is placing the “block” on Vendor’s system in accordance with the foregoing provisions. Not limiting the generality of the foregoing, Vendor makes no warranty that it will be able to identify or prevent any fraud, notify Customer or prevent any unauthorized use of any Cards. Customer hereby assumes sole and full responsibility for any loss or damage, whether incurred by Customer, a Cardholder, or otherwise, arising out of or in connection with any use of a Cardholder’s Card or the Fraud Detection Services.

“Gateway” means Vendor’s Data Center which provides the communications interface between Customer and other Networks supported by Vendor and the systems and procedures in accordance with Vendor’s and such Network’s standards required to facilitate terminal sharing for Cardholder acceptance between Customer’s Cardholders and/or other Cardholders authorized by such Networks.

“Intercept” means the Data Center (which is Vendor if Vendor is providing Customer with Intercept services) which is responsible for operating Customer’s authorized Terminals or otherwise acquiring Customer Transactions or other non-Customer Transactions authorized by Customer and Vendor and routing those Transactions to and from a Switch or gateway provider.

“Issuer” means the Person who owns cards.

“Item” means any electronic message which communicates and effects a Transaction between Customer and its customer through a Terminal and which include but are not limited to the date, type and amount of such Transaction, identification of the customer, the Customer, the Terminal identifier, the location of the Terminal, the PIN and authorization code.

“Laws or Regulations” shall mean all rules, laws and regulations including, without limitation, compliance with any Federal, State or local law or rule or regulation including but not limited to the Gramm Leach Bliley Act, The USA Patriot Act, or error and dispute resolution procedures specified in Regulation E or Regulation Z, and the rules and regulations of Visa, MasterCard, and other similar entities including but not be limited to VISA’s Cardholder Information Security Program (“CISP”), MasterCard’s Sight Data Protection program (“SDP”), all of which Customer is responsible for compliance therewith.

“Lost/Stolen Card Services” shall mean a 1-800 telephone number which can be used by Customer’s cardholders solely for the purpose of reporting such cardholder’s lost or stolen card(s). Vendor will either provide personnel to answer such call, provide a recording device whereby a cardholder can leave a recorded message regarding their lost or stolen card which will be reviewed by Vendor personnel the following business day, or provide a Digital Voice Response Service (“DVRS”) to process such calls, or, at Vendor’s discretion, any combination of the above. Vendor may, in its sole discretion, change the above procedures and/or options from time to time. Provided Vendor receives the necessary information from the cardholder and after Vendor’s receipt and acceptance of a call, the message from a call, the instructions from the DVRS, or other instructions approved by Vendor regarding a lost or stolen card, Vendor will place a “block” status on such card on Vendor’s system, and notify Customer’s designated personnel provided Vendor has received from Customer in writing a list of such personnel which are to be notified in such instances as well as the appropriate voice and facsimile telephone numbers and addresses for such personnel. Customer shall be solely responsible for taking any action regarding such cardholder’s card, and Customer acknowledges and agrees that Vendor’s only obligation with respect to such cards is placing the “block” on Vendor’s system in accordance with the foregoing provisions. Not limiting the generality of the foregoing, Vendor makes no warranty that it will be able to make sure that the caller is the authorized holder of the card, notify Customer or prevent any unauthorized use of a card. Customer may request confirmation of the blocked status of a cardholder’s card (“Verification”). Customer hereby assumes full responsibility for any loss or damage, whether incurred by Customer, a cardholder or otherwise, arising out of, or in connection with, the services provided herein.

“Manual” means any and all of the Vendor’s applicable standard manuals or other written standards, as modified from time to time, which define and describe the standards and procedures necessary to preserve the integrity and quality of the Services and which were created by or for Vendor.

“Network” means a shared electronic funds transfer system operating under a common name whereby financial institutions and others are able to route, process and settle certain financial Transactions.

“Person” means an individual, partnership, joint venture, corporation, or other legal entity.

“PIN” means a Cardholder’s personal identification number, which is used by Cardholder at Terminals as one means of identification of such Cardholder.

“POS” means point of sale.

“Primary Access Number” (PAN) means a unique number used by Customer to identify its Cardholders to whom a valid Card has been issued and which number is encoded on the magnetic stripe on such Card.

“Processor” means the Data Center (which is Vendor if Vendor is providing Customer with Processor services) which provides authorization services for Customer’s Cardholders or other cardholders authorized by Customer. The Processor is the first data center to receive a Transaction from the Switch or gateway provider.

“Rules” mean the Rules and Regulations of Vendor and the Networks in which Customer directly or indirectly participates, as adopted by the Board of Directors of such Networks and Vendor and as amended from time to time including any and all addenda thereto.

“Site” means the Vendor’s Data Center located at 38 Fountain Square Plaza, Cincinnati, Ohio, or such other location at which Vendor may choose to house its Data Centers.

“Stand In Processing” means the process whereby Vendor authorizes Transactions in the place of Customer’s Processor at times when Processor is unable to authorize such Transactions in accordance with Vendor’s standards.

“Standard Electronic Transmission” means the transmission of reports or files using the IBM standard Remote Job Entry (“RJE”) or the IBM standard Network Job Entry (“NJE”) facilities or other facilities supported in accordance with Vendor’s standards.

“Standards” means Manual and Rules.

“Switch” means the Data Center (which may be Vendor) which provides the communications interface between Intercepts and Processors and possibly gateways, and the systems and procedures required to facilitate terminal sharing for Cardholder acceptance between Customer’s Cardholders and/or other cardholders authorized by a specific Network when Customer is authorized to participate in such Network.

“Terminal” means an ATM, a POS device, or other device when supported directly or indirectly by Vendor and meets the specifications of Vendor.

“Transaction” means any function supported by Vendor in accordance with Vendor’s standards and attempted by Cardholders or others at a Terminal and includes but are not limited to the following:

     a.   Cash Withdrawals from checking, savings, credit card, revolving credit account;
             b.   Deposit to checking,  savings,  credit card,  installment  loan,  lease  account,  mortgage  loan, IRA account, overdraft account, revolving credit account;
             c.   Balance Inquiries regarding checking,  savings,  credit card, installment loan, mortgage loan,  certificates of deposit, revolving credit account, IRA account.
             d.   Transfer from checking, savings, credit card, revolving credit.
             e.   Transfer to checking,  savings,  credit card,  installment  loan,  lease  account,  mortgage  loan, IRA account, overdraft account, revolving credit.
             f.   Payment Enclosed for credit card, loans, utilities.
             g.   Payment from checking, savings, credit card, revolving credit.
             h.   Payment for credit card, loan, utilities.
                  Merchant Bill Payment
                  -  from checking, savings, credit card, revolving credit.
                  -  to pre-signed merchants.
                  -  Reversal.
           Last Electronic Transaction Inquiry on cards, accounts, and bill payment merchants.
           Check Clearing Verification.
           Snapshot Statement Request.
           Statement Cutoff Request.
          Prism Scoring
                  POS Available Funds Inquiry.
                  POS Balance Inquiry.

         POS Cash Advance.
                  POS Cash Withdrawal/Cash Back.
                  POS Chargeback.
                  POS Check Guarantee (Third Party).
                  POS Check Authorization (Third Party).
                  POS Check Payment.
                  POS Authorization:
                  - Purchase Authorization
                  - Purchase Authorization Reversal (return item)
                  - Mail/Phone Order
                  POS Authorization and Settlement:
                  - Purchase Debit.
                  - Purchase Debit Inquiry.
                  - Purchase Credit (return item).
                  POS Fuel Pump Authorization and Settlement:
                  - Pre-authorization.
                  - Pre-authorized debit.

“Vendor” means Fifth Third Bank and its division, Fifth Third Bank Processing Solutions.

“VISA/Plus Inter-Regional Transaction” means a transaction as defined in the PLUS System, Inc. and/or Visa U.S.A. Inc. and/or other applicable Network by-laws and/or operating regulations.

“VISA/Plus International Transaction” means a transaction as defined in the PLUS System, Inc. and/or Visa U.S.A. Inc. and/or other applicable Network by-laws and/or operating regulations.

"“USA/Canada Transaction” means a transaction as defined in the PLUS System, Inc. and/or Visa U.S.A. Inc. and/or other applicable Network by-laws and/or operating regulations.

B.  SERVICES

The following fees shall apply for the following Services. Vendor reserves the right to assess additional programming hours or fees, in addition to the standard fees listed herein, in the event the applicable service cannot be set up or provided to Customer in accordance with the Vendor’s standard setup and support process. In the event of an inconsistency between the pricing contained in this Definitions and General Services Addendum and the pricing contained in the Master Data Processing Agreement, including any Addenda (other than this Addendum A) or Fee Schedule to the Core Services Addendum, for the same specific Service, the pricing contained in the specific Addenda or Fee Schedule shall control.

1.  Standard Hourly Rates

When performed at non-Vendor sites, Vendor’s personnel travel expenses will be added to the following fees and actual hours charged will include travel time.

     a. Programming Services*                           $237.50/hour

     b. Consulting Services*                            $237.50/hour

     c. Testing and Certification*                    $475/session/day
                           plus Programming and/or Consulting Services

     d. Customer Service*                               $237.50/hour

     e. Operational Support*                            $237.50/hour

     f. Deconversion Support*                           $237.50/hour

* Deconversion Support Services are Services provided by Vendor in addition to standard deconversion costs as required by the Agreement in connection with Customer's conversion from Vendor.

2.  Adjustment System Access Fees

  a. Adjustment System file set up
        - Single Institution (non Intercept/Processor) file set up     $1,000/acronym
        - Intercept/Processor file set up              $1,500/acronym

     b. Adjustment System file residency
        - Single institution (non Intercept/Processor) file residency  $150/month
        - Intercept/Processor file residency             $250/month

     c. Adjustment System updates                       $ .10/update

     d. DEPSI File set up                                          $1,000

     e. Depository Settlement Interface (DEPSI) file residency         $50/month

     f. DEPSI file updates                              $ .10/update

     g. Network Adjustment fee                          $5/adjustment

3.  ATM Definition and Maintenance

  a. Add/Delete Terminal                             $475/terminal

     b. Terminal maintenance                           $237.50/change
        -  Terminal address
        -  Transaction type authority
        -  Network authority
        -  Force Maintenance option
        -  Configuration change
        -  Load version
        -  Sharing group
-        Add Vendor standard voice support
-        Terminal settlement days
-        Terminal cutoff
-        Stamp dispensing

     c. DES Key Change       $237.50/request for changes made during standard updates

     d. ATM access fee                           $95/month/termina resident

     e. ATM monitoring fee                       $25/month/terminal resident

     f. Terminal Sweepstakes                         $2,375/request plus
                                                     $950/terminal type

     g. Change in Terminal vendor                     $237.50/terminal

4.  Balance Extract File Processing

 a. Balance file set up fee                       $3,000/file type
                                   plus testing and certification at Standard Hourly Rate

     b. Balance file record fee (for all received records) $.0015/record received

5.  Bill Payment Services, offered in connection with the Jeanie Network*

     a. Transaction Fee                               $.15/transaction

*Bill Payment services are available only to Members of the Jeanie Network and their Cardholders. Customer represents and warrants that prior to offering Bill Payment to any of its Cardholders, Customer has entered into a contractual relationship with such Cardholders and account agreements which contain a specific provision authorizing Vendor to transfer funds from the account of the Cardholder at Customer, for payment to merchants. Bill Payment services are governed by the Jeanie Rules and subject to changes therein from time to time.

6.  Card Activation Services

     a. Audio Activation set up fee                  $1,500 per acronym
        Telecommunication Fees                             Quoted

     b. Card Activation monthly fee                $50 per acronym/month

     c. Card Activation/O-Block Removal via EFT $0.97 per attempt or activation
        Card Activation/O-Block Removal via audio$0.97 per attempt or activation
        Card Activation/O-Block Removal via 3-D Secure$0.97 per attempt or activation

     d. Vendor Customized Activation Services

        i. Set up Fee                                        Quoted
       ii. Monthly Fee                                       Quoted
      iii. Telecommunication Fees                            Quoted

Vendor will assess a fee to remove or attempt to remove an O-Block from a card file that is resident on the Vendor system. Properly placed O-Blocks are designed to prevent certain signature-based transactions (e.g., MasterMoney, Visa Check Card) from being authorized by Vendor’s system. Depending on the applicable set up, O-Blocks for a given card may also be removed by entering the corresponding PIN at any Terminal that may be available and supported by Vendor.

7.  Card Extract File Processing

 a. Card Extract file set up fee                  $3,000/file type
                                   plus testing and certification at Standard Hourly Rate

     b. Card Extract file processing                 $15/file/card type

     c. Card/account/customer record updates via card extract file     $.05/update

8.  Cardholder and Account Definition Maintenance

     a. Maintenance                                     $475/request
        - BIN maintenance
        - EFT default limits maintenance (card and account)
        - Cardholder transaction sets
        - Deposit System Parameter
        - Account number length (does not include database renumber)

     b. Cardholder Track II                          $475/request plus
                                                    PIN Validation set up
                                                     fees if applicable

     c. Cardholder Encryption Key                     $950/request plus
                                                    PIN Validation set up
                                                     fees if applicable

     d. Add account file                             $3,000/account type

     e. Add card file                                 $3,000/card type

     f. Account Check Digiting validation         $3,000/Account type/range
                                                      (does not include
                                                     database re-number)

     g. Card Check Digiting validation             $3,000/card type/range
                                           (does not include data base re-number)

9.   Card Production Services*

     a.   Card issue file

        - Supplied to Vendor's
          card production group             $100/month plus initial $1,000 set up
          (created on a Monday - Friday daily basis; excluding Vendor holidays)

        - Supplied to non-Vendor
          card production party             $200/month plus initial $1,000 set up
          (created on a weekly basis)

     b. Monthly card re-issue file

        - Supplied to Vendor's
          card production group             $50/month plus initial $1,000 set up

        - Supplied to non-Vendor
          card production party             $100/month plus initial $1,000 set up

     c. Monthly card re-issue report                   $50/month plus
                                                     initial $475 set up
                                     (Provided at N/C if Customer is utilizing Monthly
                                                 card re-issue file service)

     d. Processor Supplied Card Production Files

        Files must be received in an Vendor acceptable
        format and according to Vendor's standards.
        - Set up                                    Standard hourly rate
        - File Processing Fee                             $50/file

     e. Full cardbase re-issue file                  $1,900/file/request

     f. Delete weekly card issue file                $1,900/file/request

     g. Delete monthly re-issue file                 $1,900/file/request

     h. Special Card Handling Fee                         $25/card
                                                        Plus postage
        Any special card handling outside the normal processing procedures (i.e, card pulls, rushes, etc.) will incur a special handling fee.

     i. Custom PIN Mailer Flashes
        - ATM cards                                     $1,425 set up
        - Check cards                                   $1,425 set up

     j. Card Production Stickers                         $.10/card/sticker
        (Sticker & Application included)

     k. Card Production Sleeves

        - Insertion of sleeves                         $.04 per sleeve
        - Cost of sleeves                                 Quoted *

* Cost of sleeves are based on third party costs and are subject to change at any time and without notice.

    l. Card Carriers

        - Generic Stock: Card Carrier               $.10 per card carrier
        - Generic Stock: Custom Card Carrier        $.07 per card carrier
        - Pre-Print Card Carrier Surcharge         $.025 per card carrier

     m. Vendor "Clue" and "Account" Mailer Issuance

        - Standard Clue Mailer set up                       $475
        - Custom Clue Mailer set up                        $1,425

        - Stuff and Mail Clue or Account Mailers *    $.13/mailer plus
          (includes standard Vendor forms and envelopes)postage expense
                                           ($15 monthly minimum excluding postage)

     n. Destroy card plastics in accordance
        with network standards                  $237.50/each 5,000 plastics

*In the event Customer’s card inventory is depleted, subsequent daily card issues and re-issues will be suspended, and additional programming charges will apply to recreate daily card issue and re-issue files.

10.  Communication Services

    Fees below are quoted based on a customized solution provided to each customer.

     a.  Host Communication and Port Fees
        - Comm Controller Port Fee                    $150/port/month
        - Host Comm Fee: 9.6                          $250/port/month
        - Host Comm Fee: 9.6 to 14.4                   $375/port/month
        - Host Comm Fee: 14.4 to 19.2                  $500/port/month
        - Host Comm Fee: 56k                          $1000/port/month
        - Host Comm Fee: Multi Point                   $150/port/month
        - Host Comm Fee: Private Multi                 $250/port/month
        - Host Comm Fee: Shared                        $250/port/month
        - Shared Multi Point Device Fee               $30/device/month

     b. Dial-up devices (CRT, RJE, FTP, Terminal, etc.)$50/device/month

     c. PU2 Support (Token Ring, etc.)            $50/PU2 definition/month*

* The number of PU2 Definitions will be as determined from time to time by Vendor, in accordance with Vendor's standards and records, and will be based on PU2 definitions on Vendor's system.

     d. RJE Support
        - RJE set up fee
            Standard Electronic Transmission using
                IBM Standard Remote Job              $1,000/destination
        -   RJE Port Fee                               $200/port/month
        -   RJE Reports Fee                              $55/port/month
        -   RJE access fee
          - First destination                                N/C
           - Additional destinations               $100/destination/month

     e.  Router Communications Port Fees
        - Async Dial                                  $1,000/port/month
        - CLS I VPN FTP                                $50/port/month
        -CLS II VPN AU                                 $250/port/month
        - Ethernet                                    $1,000/port/month
        - Frame ATM                                   $20/device/month
        - FTPS Frame 56/64 k                          $1000/port/month
        - FTPS Frame 64 k                            $1000/port/month
        - HUS Customer                                 $200/port/month
        - ISDN                                        $1000/port/month
        - ISDN Only Disaster Recovery                  $50/port/month
        - Serial 56k                                   $500/port/month
        - Serial 56/64 k                              $1000/port/month
        - Serial >64 k                                $1000/port/month
        - Test Port Access                             $150/port/month
        - Token Ring                                  $1,000/port/month
        - Vendor Frame                                $1,000/port/month
        - VPN Set-up Fee                                  $250/VPN
        - VPN                                        $1,000/port/month

     f. Remote Authorization Interface
        - Remote authorization interface from VendorStandard hourly rate/
          to each account authorization Data Center interface
          using standard Vendor format.
        - Remote authorization interface from VendorStandard hourly rate/
          Processor to each account authorization interface
          Data Center using non-standard Vendor format.

11.   CRT/Terminal Definition and Maintenance

     a. Add/Delete CRT/terminal                          $237.50/CRT

     b. CRT access fee                                  $50/CRT/month

     c. Add/Delete control mode CRT surcharge            $237.50/CRT

     d. Other CRT maintenance                            $237.50/CRT
        - Logical unit type
        - Printer capability
        - CRT terminal security

12.  Data Base Processing

The following fees do not include any programming efforts that may be required to support special requests made by Customer. The following fees include one (1) test and one (1) production file. Vendor reserves the right to add an additional hourly charge to the following fee if it processes additional files.

     a. Purge of account or cluster file           $2,493.75/file/request

     b. Re-number of account or cluster file        $11,400/file/request
                                                (plus $4,750 to preserve the
                                                 password for cluster files
                                              when requested and if applicable)

     c. Special update of extract file from
        Customer-supplied batch file in vendor specified format
        (including re-runs and manual override support)$475/batch file

     d. Card management file conversion fee              $6,175/file

     e. Online maintenance                               $.05/update

     f. Other CRT updates                                $.05/update

13.  Debit/Credit Special Program Services *

a. Create Mailing Labels                           $475/request
     b. Create Automated Letters                        $950/request
     c. Standard Messages                              $237.50/request
     d. Move Cycle Codes                                $475/request
     e. Bankfile Change                                $237.50/request
     f. Credit Line Increase Program                  $1,306.25/request
     g. Skip a Pay Program                              $950/request
     h. Set up of Additional Program (consumer, business, etc.)    $5,000 per set up
     i. BIN Retention Fee                               $5,000/month
        (BIN Retention Fees shall be assessed for cards defined on Vendor'
        system at the time of Customer's conversion from Vendor's system.
        Customer shall be responsible for BIN Retention Fees until Vendor is released from liability for the BIN from the Network)
     j. BIN Acceptance Fee                              $2,500/month
        (Vendor will convert and maintain Customer's old debit card BIN in order to accept trailing transaction and/or chargeback activity from the
        Network. Customer shall be responsible for BIN Acceptance Fees until Vendor is released from liability for the BIN from the Network)

* Customer hereby agrees to take all steps as may be necessary to settle with Vendor for all transactions involving its cardholders. As part of this settlement, Customer agrees to maintain at Fifth Third a clearing account which will be a non-interest bearing account, and maintain adequate collected funds in this account to cover daily settlement (involving the use of Customer’s MC or VISA cards) assessed by Vendor. If, for any reason, Customer does not maintain a Fifth Third clearing account, Customer shall be responsible for compensating Vendor according to its standards for the “cost of funds” associated with Vendor having to accept a net debit settlement amount from MC or VISA for Customer’s MC or VISA cardholder activity on day 1 but Vendor not being able to collect such amounts from Customer until one or more days after day 1. Such cost of funds shall be assessed at the applicable Federal Funds rate applicable to Fifth Third and calculated and assessed in accordance with Vendor’s standards. Customer shall be responsible for all form expenses.

14.  DES Key Services

a. Remote DES Key Set-up Fee                          $1,205
     b. Remote DES Key Monthly ATM Fee                  $23/terminal
     c. Remote DES Key Download Fee               $237.50/download/terminal

15.  EJ Upload

  a. EJ Upload Setup Fee                       $2,395 plus $23/terminal
     b. EJ Upload Monthly ATM Fee                       $23/terminal

16.  EBT Services

a. Set up fee                                   $1,000/EBT program

     b. Disconnect fee                               $1,000/EBT program

     c. Monthly membership fee                     $250/month/EBT program

     d. Monthly assessment fee                   $50/month/EBT program plus

    monthly membership fee

     e. Documentation fees (if supplied by Vendor)
        - Documentation                                   $100/copy
        - Amendments/Supplements                          $75/copy

     f. EBT acquirer gateway fee                      $.10/transaction
        The EBT acquirer transaction fee above is in addition to all other transaction fees assessed under this and/or other agreements

     g. Adjustment Fee                               $5/adjustment plus
This fee applies to every EBT Program applicable adjustment fee, adjustment submitted or received charged by the contractor, by Vendor on behalf of Customer EBT program, or FMS Adjustment fee.

Customer represents and warrants that it is, and shall remain so long as Customer acquires transactions in and/or participates in any given EBT Program, an approved participant in good standing of each such EBT Program in which Customer acquires transactions and/or participates. In the event for any reason Customer's devices are acquiring transactions of an EBT Program in which Customer is not an approved participant, or ceases to be an approved participant Customer agrees to immediately notify Vendor in writing. Unless otherwise specifically agreed to in writing by Vendor, Customer, or its agents or nominees (but not Vendor), will obtain all necessary: (i) EBT Program approvals and agreements to allow Customer and its devices processed pursuant to this Agreement to participate in each applicable EBT Program; and (ii) federal, state and/or local regulatory approval for Customer to participate in the applicable EBT Program State/Alliance.

The Vendor Set up Fees and Vendor Monthly Access Fees specified above do not include any fees, assessments or penalties which may be assessed by the Contractor(s) or the applicable EBT Program(s) which are the sole responsibility of Customer.

Customer agrees to participate in each EBT Program in compliance with each EBT Program's Operating Rules, by-laws, policies, standards and other requirements, the applicable Retailer Agreement(s), the Agreement and this Addendum. Not limiting the generality of the foregoing, Customer agrees that it shall at all times be in compliance with each EBT Program's requirements and guidelines regarding signage in connection with Customers locations and devices and all other procedures in connection with Retailer participation in such EBT Program (e.g. authorization, security, and card acceptance and decline procedures, etc.). Customer has or will execute (in addition to this Addendum) any agreements, applications, set up forms or other paperwork which may be necessary or required for Customer to participate in each EBT Program. Customer agrees that upon request by Vendor and or any EBT Program, any Contractor, and/or FMS, Customer will provide written certification of its compliance with each EBT Program's Operating Rules applicable to Customer or to Vendor as the processor of Customer. Customer agrees to pay all fees, assessments and penalties as they are currently in effect or may be changed from time to time, imposed by each EBT Program, Contractor, EBT Program State/Alliance and/or FMS whether billed directly to Customer by each EBT Program or through Vendor. Vendor may allocate any such fees, fines, assessments or penalties in such manner as it deems advisable in its sole discretion. Customer agrees to indemnify and hold harmless, Vendor, its officers, employees, affiliates and agents, from and against any losses, damages, fees, penalties and expenses, including reasonable legal and accounting fees and expenses, that Vendor, its officers, employees, affiliates and agents, or Contractor(s), other EBT Program participants, or the recipients of benefits through the EBT Program(s), may incur as a result of Customer's failure to comply with any provision of the Retailer Agreement(s), the Operating Rules, the Agreement or this Addendum or for any other reason in connection with the Acquirer Services provided hereunder or Customer's participation in the EBT Program(s), whether incurred by or as a result of the action or failure to act of Vendor or Customer, or any of their agents. This indemnification shall survive the termination of the Agreement and/or this Addendum.

17.  Fee Assessment/Surcharge Rebate (transaction based and cardholder based)

Transaction based: a category in which a fee is assessed on a per transaction basis for each qualified transaction.

Cardholder based: a category in which a fee is assessed per cardholder based on a unit of time or transaction volume threshold.,/p>

For each category, a unique set of fee assessment or surcharge rebate parameters can be developed.

     a. Fee Assess/Surch Rebate set up fee             $3,000/program

     b. Fee Assess/Surch Rebate category fee         $100/category/month
        (will be assessed only in the month for which cardholder charges are assessed)

     c. Fee Assess/Surch Rebate transaction fee       $ .05/transaction

     d. Add or Change Categories                         $475/change

     e. Cardholder Charge Fee                       $.05/cardholder charged

     f. Add or Change Categories                         $475/change

18.  Fifth Third Direct Services and Fees

     a. Fifth Third Direct set up fee                      $1,000

     b. Fifth Third Direct monthly base fee         $315/acronym/month

     c. Fifth Third Direct active user ID fee       $30/active ID/month

     d. Fifth Third Direct active user ID surcharge (dial-up) $25/month/ID used
        plus      Standard access fee

     e. File Transfer                                  $50/month plus
                                                applicable Monthly Access Fee

     f.    Fifth Third Direct Conversion Testing
         - First test file                             $475/test file
         - Additional testing                       Standard Hourly Rate

Customer ID Set up and Standard Maintenance will be performed in accordance with Vendor’s general timeframes and scheduling. Although not obligated to, Vendor reserves the right at its option and without notice to suspend the password on a Customer ID or inactivate and/or delete any Customer ID. Customer shall provide Vendor with prompt written notice of all Customer Ids, which are no longer active, should be deleted and/or should otherwise be changed (e.g., password change, etc.). Vendor reserves the right (but shall not have any obligation) to request that Customer designate in writing those employees or agents of Customer which may authorize establishment of Customer IDs on Vendor’s system. Customer shall be solely responsible for any unauthorized access to Fifth Third Direct and Customer’s data therein including but not limited to unauthorized Customer employee or agent access, action taken on behalf of Customer or at the request of any of Customer’s employees or agents (even if not authorized) and/or failure to notify Vendor in writing and independently verify suspension of a password on a Customer ID or inactivation and/or deletion of a Customer ID. In the event Customer accesses Fifth Third Direct through one or more third parties (e.g., through the internet, a third party provider, etc.), Customer acknowledges and agrees that Vendor shall have no responsibility or liability whatsoever for any actions or inactions of such third parties, including but not limited to inability to access Fifth Third Direct, interruption in access to Fifth Third Direct, errors or inaccuracies in data received by Customer, etc.

19.  Fraud Detection Services (Prism)

a. Fraud detection service set up fee               $1,000/BIN

     b. Fraud detection service disconnect fee           $1,000/BIN

     c. Fraud detection monthly base fee              $50/acronym/month

     d. Fraud detection card residency (all card types)$.022/active card/month plus standard card residency fees

     e. Fraud detection scored transaction fee: PIN$.0055/scored transaction/month

     f. Fraud detection scored transaction fee: signature $.0055/scored transaction/month
     g. Case Fee                                          $30/case

20.  Lost and Stolen Services

    a.  Lost and Stolen Card Support Fee               $50/month/min
     b.  Lost and Stolen Call Fee                                                                                  $7/call
     c.  Emergency VISA replacement card calls             $15/call

21.  Marketing Services: Debit Card

Customer agrees to pay the following fees for Debit Card Marketing Services and Vendor reserves the right to assess the fees to Customer in a separate invoice:

  a.  Setup Fees

         i.   Marketing Program Setup                    $500/program

        ii.  Mail File Setup                              $150/hour

     b.       Marketing Program

         i.   Consultation and Program Development          $2,500

        ii.  Cardholder Segmentation/file creation       $1,000/file

        iii.  Printing and mailing of Standard Direct Mail Program materials *  quoted

        iv.  Standard Art on Disk                      $2,000/program
             Art on Disk includes non-customized debit card marketing materials in a
             Format ready for institution customization, production and mailing.

        v.  Creative Package on Disk                         quoted
            Creative Package on Disk includes standard customization of debit card
            Marketing materials for the Customer's one-time production and mailing.

        vi.  Standard Follow-up Response Analysis       $750/program

     c. Customized Services

        i.   Consultation and Program Development          $2,500

        ii.  Non-Standard Customization of direct mail program materials        $1,500/Program

        iii.  Printing and mailing of customized direct mail program materials  quoted

     iv.  Customized Follow-up Response Analysis        $750/program

        v.   Other Customized Services                     Quoted

      d.  ATM to Debit Upgrade Program (Identifying, reissuing as debit and purging of all ATM cards linked to checking accounts).

      e. Implementation fee of $1 per card, not to exceed $2500, plus card production costs as itemized in Customer's Agreement

* Standard Direct Mail Program includes inclusion of Institution Logo, Card artwork, 1-800 Customer Service number and signature of institution representative. Other changes shall be deemed Non-Standard Customization.

Customer acknowledges and agrees that all third party fees and other amounts, including but not limited to postage, printing, artwork, travel, lodging, meals, etc., whether incurred by an employee of Vendor or otherwise, in connection with provision of the Services are the responsibility of Customer and are subject to change. Customer assumes exclusive responsibility for the consequences of any instructions it may give to Vendor for Customer's failure to supply accurate input information. Customer will be solely responsible for quality, accuracy and adequacy of all information supplied to Vendor for use in providing the Debit Card. Customer acknowledges that portions of the Marketing Services may be performed by third party vendors, at the sole discretion of Vendor. Customer may be billed for such services directly by the third party vendor. In the event Customer does not pay such third party vendor, Vendor may include such fees on Customer's Service Invoice from Vendor, and Customer shall pay such fees in accordance with the payment terms of the Agreement and/or the applicable Addendum.Marketing Services, and that such information shall be supplied in a data format specified by Vendor. Customer agrees to indemnify and hold harmless, Vendor, its officers, employees, affiliates and agents, from and against any losses, damages, fees, fines, penalties and expenses, including reasonable legal and accounting fees and expenses, that Vendor, its officers, employees, affiliates and agents may incur as a result of Customer's failure to comply with any provision of this Addendum, or any other reason in connection with the Services provided hereunder whether incurred by or as a result of the action or failure to act of Vendor, or Customer, or their agents. This indemnification shall survive the termination of the Agreement and/or this Addendum.

22.  Mini-Statements

 a.   Mini-Statement set up fee (does not include ATM set up)      $1,000/application type

     b.   Terminal set up                             $237.50/terminal

     c. Mini-Statement transaction fee                $.10/transaction
                                     (applies to both issuer and acquirer transactions)

     d. Mini-Statement item residency at Vendor

        - Demand Deposit Residency                   $.03/account/month
        - Savings Account Residency                  $.03/account/month
        - Other                                            Quoted

     e. Testing and Certification                   Standard Hourly Rate

23.     Name Change — institution definitions $1,425/request

24.  Network Fees

Customer acknowledges and agrees that if Customer receives a service and/or participates in a Network not described in this Addendum A and/or not listed in any other Addendum executed between Vendor and Customer, Customer agrees to receive such services and/or participate in such Network, or any successors or assigns, in accordance with Vendor’s standards and Customer shall be assessed Vendor’s then current fees for any such service or Network participation. Customer agrees to be responsible for all fees, assessments, and penalties imposed by a Network or other third party provider whether incurred by Customer, Vendor its affiliates and/or agents currently in effect or as changed from time to time. Vendor may allocate any such fees, assessments or penalties in such manner as it deems advisable in its sole discretion. Customer further agrees to execute any and all agreements deemed necessary by Vendor or the Network in order for Customer to continue to receive such Services.

25.  Online Force Post

 a. Online Force Post conversion         36 programming hours per conversion
                                               plus testing and certification

     b. Online Force Post hold item fee                   $.04/hold

     c. Debit Card Transactions at Terminals transaction fee will be assessed in accordance with Customer's
                                                  Gateway Services addendum

26.  Operator Security Fees

Operator security fees are assessed to customer for the initial set up of the operator security file and security tables, maintenance to those tables at the customer’s request, and the ongoing support to maintain the file and tables. Each member institution can choose one of two available options:

     Option A  -Standard Option.  This option allows each institution to assign one of three pre-defined standard security levels to a CRT user.
               The levels are 1) complete inquiry  capability;  2) complete inquiry and complete update  capability;  3) complete inquiry and complete update capability except against operator security assignment functions.

     Option B  -Customized Option.  This option allows each institution to define operator and terminal security levels according to their specific needs within the system specifications.

     a. Operator Set up Fee
         Includes  set up of operator  security  files,  definition  of operator  and  terminal  tables  (where  applicable)  and activation of operator security service.
        - Option A                                         $1,000
        - Option B                               Programming time at current
                                              per hour charge (minimum $3,000)

     b. Monthly File Residency Fee
        - Option A                                        $50/month
        - Option B                                       $100/month

     c. Modification Fee
        - Option A (deletion of service only)               $475
        - Option B                                   Programming time at
                                                   current per hour charge
                                                       (minimum $950)

27.   Promo Messaging (Screen and Receipt)

     a. ATM Receipt Promotional Messaging
          - Set up fee                                     $1,000
          - Receipt monthly fee                          $100/month
          - Terminal definition fee              $25/Terminal defined/month

     b. ATM Screen Promotional Messaging
          - Set up fee                                     $1,000
          - Screen monthly fee                           $200/month
          - Terminal definition fee              $25/Terminal defined/month

    c.  ATM Receipt and Screen Promotional Messaging (combined)
          - Set up fee                                     $1,500
          - Screen/Receipt monthly fee                   $250/month
          - Terminal definition fee              $25/Terminal defined/month

28.  Report and File Processing

  a. Report reprints*                                 $100/report

     b. File recreation*                                  $125/file

            *Prices apply to reprint and  recreations  made within 7 days from the creation of original  reports and/or files and according  to  Vendor's  standards.  When more than 7 days have  elapsed or  requests  are made  outside of  Vendor's standards,  fees will be assessed  according to standard  hourly rates for Vendor's  personnel to support  Customer's request.

     c. Microfiche reporting                        $2.50/microfiche page

     d. Vendor synchronization report/file
        i. CAF or Clusters                            $475/request/bin

        ii.MasterMoney/CheckCard CAF request          $475/request/bin
        - Above  prices  apply to standard  formats  delivered  in standard  timeframes,  in either  tape,  CD or via Fifth Third
        Direct. Non- standard formats, or non-standard timeframes subject to additional fees.

     e. Monthly Transaction Location & Frequency
        Distribution Report                            $150/month plus
                                                    initial $1,500 set up

     f. Network BIN reporting                      $100/network/month plus
                                                    initial $3,000 set up
                                                         per network

     g. International BIN File/Surcharging Exemptions
        - weekly transmission of BIN file                $100/month
                                                     (one file per week)

     h. BIN File Transmission - Files will be transmitted in accordance with Vendor's standards.  Vendor makes no representations or warranties whatsoever with respect to the file, including, but not limited to, the completeness of the file.

        i. Set up Fee                                      $1,000

        ii. Monthly Fee                                  $250/month
                                              (includes one (1) file per month)

     i. Interchange by ATM File
        Files will be supplied on a monthly basis in a Vendor designated format and according to Vendor's standards

        i.  Setup Fee                                       $750

        ii. Monthly Fee                                  $100/month

     j. CRT Activity File
        Files will be supplied on a daily basis in an Vendor

        designated format and according to Vendor's standards

        i.  Set up Fee                                     $1,500

        ii. Monthly Fee                                  $150/month

        iii. Testing and Certification              Standard Hourly Rate

29.  Rewards Program

     a. Vendor Rewards Program Set up/Disconnect Fee       $1,000
        includes support for direct participation in
        Rewards custom debit card program

     b. Rewards program monthly file fee             $200/month/program

     c. Rewards program record fee                    $.005/record/file

30.  Settlement Definition and Other Maintenance
Vendor will provide maintenance to its system according to Vendor's standards.

  a. Settlement Account Number                       $475/request

     b. Change from activity file or activity file report to $3,000/request
        ACH file                                     plus $475 for each
                                                        ACH test file

     c. Change from ACH file to activity file          $3,000/request
                                                     plus $475 for each
                                                     activity test file

     d. Change from ACH or activity file to activity report$3,000/request plus $475 for each
                                                         test report

     e. Activity file report sort pattern               $475/request

     f. Business day change                             $475/request

     g. Holiday schedule change                         $475/request

     h. Routing & Transit Number change                 $475/request

     i. Add/Suppress report                             $475/request
                                                         per report

     j. ACH Settlement return item support              $712.50/item

     k. Federal Reserve settlement 125% of amount charged to Vendor or its agent(s)
        by Federal Reserve subject to a $7 monthly minimum per settlement account

31.   Standard Card Pass thru Option $ .02/card/month

32.  Stand-in Processing/PIN Validation Processing

  a. Stand-in processing set up fee            $1,000/processor/profile

     b. Stand-in/Negative file monthly base fee         $200/month

     c. Stand-in transaction surcharge: PIN-Based    $.03/transaction
        Stand-in transaction surcharge: PIN-less      $.03/transaction
        In addition to the base transaction fee only when stand-in is active for the processor

     d. Negative file residency                       $.04/record/month

     e. Negative file CRT updates                        $.05/update

     f. Negative file refresh/synchronization
        - First run per month                             No Charge
        - Additional runs each month                       $50/run

     g. File transmission via RJE to Processor
        for analysis                                      $150/file

     h. PIN Validation set up
        - Existing algorithm                             $1,000/BIN
        - New algorithm                                  $3,000/BIN

      i.PIN validation
        - PIN validation transaction fee surcharge  $.01/transaction plus standard transaction fee

Vendor can provide PIN validation services for Customer only if the PIN can be derived from the card track II data using a software algorithm and optionally, a key. All Processor transactions will be assessed a base Transaction fee surcharge whether or not each BIN employs the facility and regardless of whether PIN validation is active. Each BIN of Customer can have a different algorithm but not more than one PIN algorithm per BIN. Processor PIN validation services can be activated for all transactions or, optionally, during stand-in processing only. The option selected will apply to all BINs of Customer.

33.  Surcharging and Selective Surcharging

A category indicates how Customer has decided to identify various transactions (e.g., cash withdrawals, deposits, etc.) relating to a unique network. For each category, a unique set of surcharging charges can be developed.

        a.  Surcharging set up fee                       $3,000 plus
                                                        $25/terminal

        b.  Selective Surcharging set up fee             $1,000 plus
                                                        $25/terminal

        c.  Surcharging base fee                     $100/category/month
                                                    plus $5 per terminal

        d.  Selective surcharging base fee          $150/month/program *

*This fee applies to each Network selective surcharging program in which Customer participates. Vendor will support each Network selective surcharging program in accordance with Vendor's standards including its standard BIN update procedures and timeframes. In the event a given Network changes its selective surcharging requirements in any way and such change has an impact on Vendor's support requirements, Vendor reserves the right to modify the Base Fee or other fees herein.

        e.  Surcharging transaction fee               $.05/transaction

        f.  Add, Delete or Change Categories or Terminals$237.50/terminal

        g    Custom Set up                                Quoted *

* Any special requests or custom set up either within or outside of a Network selective surcharging program and which is supported by Vendor will be assessed fees at the Standard Hourly Rate.

34.  3-D Secure Services

a. Customer Setup Fee                                $1,500.00
     b. Monthly Maintenance                          $250/acronym/month
     c. Enrollment/Password Change                        $.02/item
     d. Authentication                                    $.02/item

35.  Training and Documentation

Vendor will provide training according to Vendor’s standards and according to Vendor’s schedule.

     a. Training
        - At a Vendor training facility               $425/person/day*
        - At Non-Vendor site                          $3,000/day plus*
                                                      Vendor's expenses
        - iMeet Training Session               $200/connection/institution

*Note: Certain training courses extend for two or more days and are assessed for the total days covered rather than on a day-to-day basis.

     b. Documentation
        - New and replacement volume                     $100/volume
        -  Volume update/supplement                      $75/update

36.   Other services Quoted

The rates quoted above are for Vendor services and/or Vendor support expended during Vendor’s normal business hours. Vendor reserves the right to add an additional hourly surcharge of $237.50/hour to the above fees for Vendor services and/or Vendor support occurring outside its normal business hours and/or contrary to the guidelines in the Vendor standards. Vendor reserves the right to refuse to provide any of these optional or additional Services and/or to require additional documentation or agreements to be executed prior to the provision of Services found in this Addendum A. All services referred to in this addendum will be provided by, and delivered in a transmission method determined by Vendor, in accordance with Vendor’s standards and charged based upon Vendor’s determination of counts, definitions, etc., which may change from time to time at Vendor’s sole discretion and without notice. Unless otherwise agreed to by Vendor, upon Vendor’s receipt of Customer’s written request for certain Card Production related Services, Vendor will perform all such Services (including but not limited to the placement of bugs, insertion of cardholder disclosure sleeves and use of card carriers) in accordance with Vendor’s standards. If supplies including but not limited to decals, sleeves, or card carriers, are supplied by a third party, such supplies must meets Vendor’s standards, which may change from time to time without notice. Customer acknowledges that there may be risks associated with Vendor providing the services described herein and Customer agrees to be responsible for any such liability and indemnify Vendor from any liability in accordance with the Agreement. Fees described are exclusive of third party and pass-thru fees whether incurred by Vendor or Customer.

Customer hereby agrees to take all steps as may be necessary to settle with Vendor for all transactions involving its cardholders. As part of this settlement, Customer agrees to maintain at Fifth Third a clearing account which will be a non-interest bearing account, and maintain adequate collected funds in this account to cover daily settlement (involving the use of Customer’s MC or VISA cards) assessed by Vendor. If, for any reason, Customer does not maintain a Fifth Third clearing account, Customer shall be responsible for compensating Vendor according to its standards for the “cost of funds” associated with Vendor having to accept a net debit settlement amount from MC or VISA for Customer’s MC or VISA cardholder activity on day 1 but Vendor not being able to collect such amounts from Customer until one or more days after day 1. Such cost of funds shall be assessed at the applicable Federal Funds rate applicable to Fifth Third and calculated and assessed in accordance with Vendor’s standards.

Certain Services listed in this Addendum A, are provided only in conjunction with other Services listed in either the Customer’s Agreement, or in this Addendum A. By way of example only, use of certain Services requires Customer’s use of Fifth Third Direct. For such Services, Customer acknowledges that the fees listed for such Services are not inclusive and Customer shall pay the individual fees for all Services received.

Certain Services provided pursuant to this Addenda, including by not limited to 3-D Secure Services, Visa Extra, MasterCard Rewards, DES Key Services, and EJ Upload, are provided by Vendor in accordance with Vendor’s, Visa’s and MasterCard’s Standards which are subject to change from time to time by Vendor, Visa and MasterCard without notice to Customer and are subject to the applicable rules and/or regulation of the applicable network. Customer is solely responsible for its cardholder agreements or any other required disclosures. Any sample terms and conditions or other forms that may be provided to Customer by Vendor, are provided solely as a convenience to Customer to assist Customer and shall in no way be deemed legal advice to Customer from Vendor, Visa or MasterCard or counsel for any of the foregoing. Any given sample may or may not represent and does not purport to represent a complete list of terms and conditions or content applicable for a particular Customer.